UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2015 (November 20, 2015)

TerraForm Global, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

(240) 762-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Equity Interest Purchase and Sale Agreement

On November 20, 2015, TerraForm Global, LLC (“Global LLC”), a wholly-owned subsidiary of TerraForm Global, Inc., which are both controlled affiliates of SunEdison, Inc., entered into an Equity Interest Purchase and Sale Agreement (the “Agreement”) with SunEdison Holdings Corporation (the “Seller” and, together with Global LLC, the “Parties”), a wholly-owned subsidiary of SunEdison, Inc., to purchase the equity interests in a 425 MW portfolio of solar projects located in India, which projects will be transferred to Global LLC upon satisfaction of certain conditions precedent. The aggregate purchase price to be paid by Global LLC for the acquisition is equal to $231,000,000, but may change due to the price adjustments discussed below. $150,000,000 of the aggregate purchase price was paid by Global LLC upon the execution of the Agreement and the remaining $81,000,000 is due and payable upon resolution by the Parties of the additional amendments to the Agreement proposed by Global LLC. However, in the event that the Parties are unable to agree on the amendments proposed by Global LLC, then the Seller shall be obligated to refund the initial $150,000,000 previously paid by Global LLC and the Agreement will be terminated.

On each date that a project is transferred to Global LLC under the Agreement, the value ascribed to the equity interests in the transferred project shall be determined by the parties pursuant to the valuation process set forth in the Agreement. On or prior to the agreed date and in no event no later than December 31, 2016, the Parties will make a purchase price adjustment such that the actual aggregate purchase price paid equals the aggregate value determined with respect to the equity interests for all of the projects transferred to Global LLC, thereby, if applicable, resulting in either an additional payment by Global LLC equal to the excess or a reimbursement by the Seller equal to the shortfall as described above.

In the event that the actual closing date for any project is delayed beyond thirty (30) days after its anticipated transfer date, then the Seller shall be required to pay liquidated damages due to Global LLC. In addition, Global LLC and Seller may agree to substitute any project initially anticipated to be transferred under the Agreement with a different project and/or propose additional projects to be transferred under the Agreement to Global LLC.

The Agreement also contains certain representations, covenants, indemnifications and closing conditions.

The Agreement was approved by the Corporate Governance and Conflicts Committee of TerraForm Global, Inc., subject to the resolution of the additional amendments described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

By:	/s/ Brian Wuebbels
Brian Wuebbels President and Chief Executive Officer

Date: November 27, 2015